Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-264282) of our report dated March 27, 2023, relating to the consolidated financial statements of NexGel, Inc. as of December 31, 2022 and 2021, and for each of the two years in the period ended December 31, 2022, included in its Annual Report on Form 10-K for the year ended December 31, 2022.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ TURNER, STONE & COMPANY, L.L.P.

Dallas, Texas

May 26, 2023